EXHIBIT 5.1

SKLAR WILLIAMS

______ PLLC ______

LAW OFFICES

410 South Rampart Boulevard, Suite 350

Las Vegas, Nevada 89145

(702) 360-6000 • Fax: (702) 360-0000

May 23, 2018

Airborne Wireless Network

4115 Guardian Street, Suite C

Simi Valley, CA 93063

RE:	Airborne Wireless Network, a Nevada corporation
Form S-1 Registration Statement

Dear Mr. Warren:

As Nevada special counsel for Airborne Wireless Network, a Nevada corporation (the “Company”), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form S-1 (File No. 333-220295) (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “SEC”) relating to the registration for the public offer and sale (“Offering”) by the Company of up to an aggregate of 9,000 “Units,” each consisting of one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), with the Preferred Shares convertible into approximately 16,428,571 shares (the “Conversion Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”); and preferred stock purchase warrants, consisting of: (i) a Series 1 Warrant to purchase one share of Series A Convertible Preferred Stock, (ii) a Series 2 Warrant to purchase one share of Series A Convertible Preferred Stock, and a Series 3 Warrant to purchase one share of Series A Convertible Preferred Stock (collectively, the “Offering Warrants”), with the terms of the Unit sale set forth and pursuant to the terms of an Underwriting Agreement to be entered into between the Company and Maxim Group LLC (as the representative of the several Underwriters, if any, named in Schedule 1 thereto) (the “Underwriting Agreement”). The Registration Statement also registers (i) the Conversion Shares; (ii) the shares of Preferred Stock issuable upon exercise of the Offering Warrants (the “Offering Warrant Shares”); (iii) warrants to purchase up to eight (8%) of the Units sold in the Offering, to be issued to the Representative in the Underwriting Agreement (the “Representative Warrants”); (iv) the shares of Preferred Shares issuable upon exercise of the warrants included in the Units, issuable upon exercise of Representative Warrants (the “Representative Warrant Shares”, and together with the Offering Warrant Shares, the “Warrant Shares”) ; the approximately 49,285,714 shares of Common Stock issuable upon conversion of the Offering Warrant Shares (the "Exercise Shares"); the approximately 3,942,857 shares of Common Stock issuable upon conversion of the Representative Warrant Shares; and the approximately 1,314,286 shares of Common Stock issuable upon conversion of the Preferred Shares included in the Units issued upon exercise of the Representative Warrants (the "UW Shares") . The Preferred Shares, the Conversion Shares , the Warrant Shares , the Exercise Shares and the UW Shares  are collectively referred to herein as the “Shares.” The Offering Warrants and the Representative Warrants are collectively referred to herein as the “Warrants.”

As Nevada special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, including, without limitation: (a) the Amended and Restated Articles of Incorporation of the Company, effective as of July 30, 2017; (b) Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (“Certificate of Designation”), as filed, or to be filed, with the Nevada Secretary of State pursuant to Nevada Revised Statutes §78.1955 (“SOS Filing”), establishing the Preferred Shares, and setting forth the terms and conditions of the Preferred Shares; (c) Amended and Restated Bylaws of the Company, effective as of July 31, 2017; (d) a Unanimous Written Consent of the Board of Directors of the Company dated April 30, 2018 (the “Board Resolutions”) authorizing the Units, the Shares, the Warrants, and the Certificate of Designation as well as the Underwriting Agreement and other documents related to the offering of the securities referred to herein; (e) a Certificate of Existence (commonly referred to as a “good standing certificate”) for the Company dated April 17, 2018 from the Nevada Secretary of State certifying that the Company is duly organized, existing, and in good standing under the laws of the State of Nevada; and (f) the Underwriting Agreement.

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SKLAR WILLIAMS ______ PLLC ______ LAW OFFICES	Airborne Wireless Network May 23, 2018 Page 2

With your knowledge and permission, we have not reviewed, and express no opinion as to the following: (i) any instrument or agreement referred to or incorporated by reference in the any of the documents listed as Items (a) – (f) of the prior paragraph, except as expressly set forth herein; and (ii) any provisions of any other laws (other than Nevada law) referred to or deemed to govern the Underwriting Agreement or the Warrants and the Warrant Agreement to be entered into by the Company and Columbia Stock Transfer Company (the “Warrant Agent Agreement”). We have also examined copies, certified or otherwise identified to our satisfaction, of such records, documents, instruments, communications and certificates (collectively “Client and Public Record Documents”) of the Company and public officials as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

Assumptions

We have assumed, with your knowledge and permission, and without independent verification, although we have no actual knowledge that such matters are not true: (i) the genuineness of all signatures (other than the Company and the directors signing the Board Resolutions); (ii) the power and authority of all parties (other than the Company and the directors signing the Board Resolutions) signing such documents to execute, deliver, and perform under such documents, and the valid authorization, execution, and delivery of such documents by such other parties; (iii) the authenticity of all documents submitted to us or as filed as exhibits to the Registration Statement; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed photostatic, or facsimile copies; and (v) that the Underwriting Agreement and Warrant Agreement are valid, binding and enforceable under New York law. With respect to the issued and outstanding capital stock of the Company prior to the issuance of the Shares, including, without limitation, options, convertible securities, and other agreements which provide for issuance of capital stock in addition to the issued and outstanding capital stock of the Company on the date hereof, we are relying solely on the capitalization as set forth in the Registration Statement, and certificates and corporate records provided to us by the Company.

Opinion

Based upon and subject to the foregoing, we are of the opinion that (i) the Preferred Shares, upon effectiveness of the SOS Filing, and the Conversion Shares and Warrant Shares, when issued and delivered by the Company upon conversion of the Preferred Shares or exercise of the Warrants (against payment therefor as applicable) as set forth in the Registration Statement, Certificate of Designation, Underwriting Agreement and the Warrant Agreement, as applicable, will be duly and validly issued, fully paid and non-assessable; and (ii) the Company is a corporation duly organized, existing, and in good standing under the laws of the State of Nevada.

* * * * *

We are members of the Bar of the State of Nevada and do not express any opinion as to laws other than those of the State of Nevada and the federal laws of the United States of America. Our Opinion herein is based on the existing laws of the State of Nevada and the federal laws of the United States of America, and we express no opinion as to any laws or regulations of other states or jurisdictions as they may pertain to the Underwriting Agreement, the Warrants or Warrant Agreement or with respect to the effect of non-compliance under any such laws or regulations of any other jurisdictions. This Opinion is effective up to and including the date of this Opinion and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part. This Opinion is limited to the matters expressly set forth herein and no Opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Sincerely,

By:	/s/ Sklar Williams PLLC
SKLAR WILLIAMS PLLC

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